Exhibit 99.1
FOR IMMEDIATE RELEASE
Global Consumer Acquisition Corp. Announces Stockholder Approval to
Become Western Liberty Bancorp
New York, New York, October 7, 2009 — Global Consumer Acquisition Corp (NYSE AMEX: GHC, GHC.U, GHC.WS) (the “Company”) announced today that at the Company’s special meeting of shareholders and warrant holders, the Company received stockholder approval for certain amendments to the Company’s certificate of incorporation, for the release of the Company’s trust account, in addition to shareholder approval for the transaction to become Western Liberty Bancorp, a Nevada banking institution.
“We are delighted with the substantial shareholder support for our proposals,” commented Jason Ader, Chairman of Western Liberty Bancorp. “We remain excited for the opportunities we see in providing capital to banking institutions in Nevada and the Southwest.”
As of October 8, 2009, the Company will change its name to Western Liberty Bancorp and the ticker symbol for the Company’s common stock will become WLBC. Proskauer Rose acted as legal counsel to the Company. JMP Securities and Jefferies & Company acted as financial advisors to the Company.
About Global Consumer Acquisition Corp.
Global Consumer Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination with one or more domestic or international operating businesses.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the Company’s prospectus and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Company Contact:
Andrew Nelson
Chief Financial Officer
Global Consumer Acquisition Corp.
(212) 445-7800